UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________

Date of Report (Date of earliest event reported):  October 13, 2009
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 13, 2009, the Audit Committee of the Board of Directors of Magnum Hunter Resources Corporation (the “Company”) approved the engagement of Hein & Associates LLP (“Hein”) as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and Malone & Bailey, P.C. (“Malone & Bailey”) will be dismissed from that role following the completion of the SAS 100 review for the third quarter ended September 30, 2009.

           Malone & Bailey’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

           During the years ended December 31, 2008 and December 31, 2007, and the subsequent interim period through October 13, 2009, there were (i) no disagreements between the Company and Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone & Bailey would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such years and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

           The Company provided Malone & Bailey with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”).  The Company requested that Malone & Bailey furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Malone & Bailey’s letter, dated October 19, 2009, is attached as Exhibit 16.1.

 During the years ended December 31, 2008 and December 31, 2007, and the subsequent interim period through October 13, 2009, neither the Company nor anyone acting on its behalf consulted with Hein on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

           (d)           Exhibits.

Exhibit Number	Description
16.1	Letter from Malone & Bailey, P.C., dated October 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: October 19, 2009	By: /s/ Gary C. Evans
Name: Gary C. Evans
Title Chairman of the Board of Directors